Exhibit 99.1

GSTX Announces Uplisting to OTCQB Venture Market

PHOENIX, Ariz., [September 16, 2026] -- Graphene & Solar Technologies Limited (OTCQB: GSTX) (“GSTX”) today announced that its common stock has been approved for trading on the OTCQB® Venture Market, with trading having commenced on September 15, 2026, under its existing ticker symbol, “GSTX.”

The uplisting follows OTC Markets Group’s approval of GSTX’s application, which required GSTX to satisfy the OTCQB Venture Market’s financial, reporting, verification, and market-eligibility standards, which exceed those of the OTCID Basic Market.

“Uplisting to OTCQB is an important step forward on our company’s journey to a potential future listing on the Nasdaq Stock Market, while also strengthening the capital-markets platform around our U.S. silicon wafer manufacturing strategy,” said Jason May, executive chairman and CEO of GSTX. “We believe OTCQB quotation will enhance our visibility in the investment community by providing greater market awareness, expanded reach to institutional and retail investors, and potentially increased trading liquidity.”

This market-tier upgrade complements GSTX’s ongoing capital-formation efforts. As previously announced, GSTX is conducting a private offering of up to $40 million of convertible notes and intends to use the net proceeds of the offering, if completed, to support the development of its U.S. silicon wafer manufacturing operations.

The convertible notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful.

Through its U.S. subsidiary, Quartz & Silicon Materials Company Limited (“QSM USA”), GSTX’s near-term focus is the planned production of silicon wafers in San Diego, California. When fully operational, the existing industrial facility is expected to provide up to 10 GW of wafer capacity annually. QSM USA has entered into a long-term offtake agreement with a U.S. solar manufacturer for 30 percent of this planned output. GSTX was also recently awarded a $45 million California Competes Tax Credit for its solar materials projects, the realization of which is subject to GSTX’s satisfaction of certain investment and employment milestones.

About Graphene & Solar Technologies Limited

Graphene & Solar Technologies Limited includes majority- and wholly owned companies operating under the Quartz & Silicon Materials (“QSM”) brand in the United States, Australia, New Zealand and Europe. Its U.S.-based QSM subsidiary is an entrant in the U.S. solar materials industry focused on strengthening domestic solar manufacturing through an integrated, resilient supply chain. GSTX subsidiaries are led by teams with experience in solar, semiconductor, and quartz manufacturing. GSTX is headquartered in Phoenix, Arizona, and its common stock is quoted on the OTCQB Venture Market under the symbol “GSTX.”

For more information, visit www.quartz.rocks.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact and may be identified by words such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “target,” “project,” “potential,” or similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding: the anticipated benefits of OTCQB quotation; any potential future Nasdaq listing; the proposed private offering of convertible notes, including its amount, terms, timing and completion and the intended use of proceeds; the planned development, timing and capacity of silicon wafer production at GSTX’s San Diego, California facility; the offtake agreement; the California Competes Tax Credit; and GSTX’s manufacturing strategy and capital-formation efforts.

These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties and other factors, many of which are beyond GSTX’s control and could cause actual results to differ materially from those expressed or implied by these statements, including: GSTX’s ability to maintain its eligibility for quotation on the OTCQB Venture Market and to realize the anticipated benefits of OTCQB quotation; GSTX’s ability to satisfy Nasdaq’s initial listing standards and to obtain and maintain a Nasdaq listing; the risk that the proposed private offering is not completed on the anticipated terms or at all; GSTX’s ability to access additional capital on acceptable terms, or at all; delays, cost overruns, permitting, equipment or supply-chain issues or other factors that could prevent GSTX from commencing production at the San Diego facility on the anticipated timeline or at the anticipated capacity; the ability of GSTX and its counterparty to perform under the offtake agreement; GSTX’s ability to satisfy the conditions to the California Competes Tax Credit; GSTX’s history of operating losses and need for substantial additional capital; changes in demand for and pricing of solar materials and in U.S. trade, tariff, tax and energy policy; competition, regulatory developments and other risks affecting the solar and semiconductor materials industries; and general business, economic, market and geopolitical conditions. Additional information regarding these and other factors is included under the heading “Risk Factors” in GSTX’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and in GSTX’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, available free of charge at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, GSTX undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor and Media Contact

Warren Djerf
GSTX
+1 952-920-3908
warren@quartz.rocks